                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Pennzoil-Quaker State Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 6, 1999

                            ------------------------

DEAR SHAREHOLDER:                                                 March 31, 1999

    You are cordially invited to attend the first annual meeting of shareholders of Pennzoil-Quaker State Company to be held at the Crystal Ballroom at The Rice, 909 Texas Avenue, Houston, Texas on Thursday, May 6, 1999 at 11:00 a.m. The Crystal Ballroom at The Rice is accessible to the disabled. For those of you who cannot be present at the annual meeting, we urge you to participate by completing and returning the enclosed proxy card or by calling the toll-free number on the proxy card.

    Pennzoil-Quaker State Company is the result of the consolidation and separation on December 30, 1998 of the marketing, manufacturing and fast oil change businesses of Pennzoil Company and the subsequent acquisition of Quaker State Corporation in a merger transaction. Pennzoil-Quaker State Company is a premier worldwide automotive aftermarket products and consumer car care company and trades on the New York Stock Exchange under the symbol PZL.

    This booklet includes the notice of the meeting and the proxy statement, which contains information about the business to be conducted at the meeting. It is important that your shares be represented at the meeting, whether or not you are able to attend in person. Accordingly, please mark, sign, date and mail promptly the enclosed proxy in the envelope provided, or vote your shares by calling the toll-free telephone number printed on the proxy card as soon as possible.

    On behalf of the Board of Directors, thank you for your continued support.


          [LOGO]                                       [LOGO]
James J. Postl                                         James L. Pate
PRESIDENT AND                                          CHAIRMAN OF THE BOARD
CHIEF OPERATING OFFICER                                AND CHIEF EXECUTIVE OFFICER

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS.....................................................          1

PROXY STATEMENT..............................................................................          2

       I.  Election of Directors.............................................................          3

           Nominees..........................................................................          3

           Directors with Terms Expiring in 2000 and 2001....................................          4

           Board Organization and Meetings...................................................          5

           Director Remuneration.............................................................          6

           Certain Transactions..............................................................          6

           Security Ownership of Directors and Officers......................................          7

           Compliance with Section 16(a) of the Exchange Act.................................          7

           Executive Compensation............................................................          8

           Compensation Committee Interlocks and Insider Participation.......................         12

           Report of Compensation Committee on Executive Compensation........................         12

           Performance Graph.................................................................         14

      II.  Approval of Appointment of Independent Public Accountants.........................         14

     III.  Other Business....................................................................         14

 Additional Information......................................................................         14

           Security Ownership of Certain Shareholders........................................         14

           Shareholder Proposals for 2000 Meeting............................................         14

           Advance Written Notice Required for Shareholder Nominations and Proposals.........         14

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 1999

TO THE SHAREHOLDERS OF                                            March 31, 1999
PENNZOIL-QUAKER STATE COMPANY:

    The annual meeting of shareholders of Pennzoil-Quaker State Company will be held at the Crystal Ballroom at The Rice, 909 Texas Avenue, Houston, Texas, on Thursday, May 6, 1999 at 11:00 a.m., Houston time, for the following purposes:

    1.  To elect three directors.

    2. To approve the appointment of Arthur Andersen LLP as independent public accountants for 1999.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 19, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder for any purpose germane to the meeting during the meeting and during regular business hours beginning ten days before the date of the meeting at the office of the Corporate Secretary of the Company at the address below.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy, or vote by calling the toll-free telephone number printed on the proxy card, as soon as possible.

                                          By Order of the Board of Directors

                                          Linda F. Condit
                                          VICE PRESIDENT AND
                                          CORPORATE SECRETARY

P. O. Box 2967
Houston, Texas 77252-2967

700 Milam

Houston, Texas 77002-2805

                                     [LOGO]
                   P.O. Box 2967 - Houston, Texas 77252-2967
                                  713/546-4000

PROXY STATEMENT

    This Proxy Statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 31, 1999. They are furnished in connection with the solicitation by the Board of Directors of Pennzoil-Quaker State Company (the "Company") of proxies from the holders of the Company's common stock ("Common Stock") for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company has retained Morrow & Co., Inc. to solicit proxies at a fee estimated not to exceed $7,500 plus reasonable expenses. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of such stock.

    All duly executed proxies received prior to or at the meeting will be voted in accordance with the choices specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary an instrument revoking the proxy, by delivering a duly executed proxy bearing a later date (including a telephone vote) or by appearing at the annual meeting and voting in person.

    As of March 19, 1999, the record date for determining shareholders entitled to vote at the annual meeting, the Company had outstanding and entitled to vote 76,991,502 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of shareholders. The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Information regarding the vote required for approval of other particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.

    The Annual Report to Shareholders, which includes financial statements of the Company for the year ended December 31, 1998, has been mailed to all shareholders. The Annual Report is not a part of the proxy solicitation materials.

I.  ELECTION OF DIRECTORS

    Three directors are to be elected. Messrs. Alfonso Fanjul, Forrest R. Haselton and Berdon Lawrence will be nominated, and the persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors, or for particular directors, is withheld. All three nominees are currently directors of the Company. The term of office for all directors to be elected will be a three-year term expiring on the date of the annual meeting in 2002 (or until their respective successors are duly elected and qualified).

    The persons named in the proxy may act with discretionary authority if any nominee should become unavailable for election. In accordance with the Company's By-laws, the three directors will be elected by a plurality of the votes cast.

    NOMINEES -- The following summaries set forth information concerning the three nominees for election as directors at the meeting, including each nominee's age, position with the Company, if any, and business experience during the past five years.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------

                  ALFONSO FANJUL has been Chairman of the Board and Chief
    [PHOTO] Executive Officer of Florida Crystals Corporation (sugar) for more than the past five years. He is also Chairman of the Board, President and Chief Executive Officer of Central Romana
                  Corporation, Ltd. (sugar, cattle, real estate and resorts). He has served as a director of the Company since December 1998 and is on the Compensation Committee of the Board. Mr. Fanjul served as a director of Pennzoil Company from 1984 to 1998. He is 61 years of age and lives in Palm Beach, Florida.

                  FORREST R. HASELTON served as President -- Retail of the Sears
    [PHOTO] Merchandise Group, a division of Sears Roebuck and Company, until his retirement in 1993. He has served as a director of the Company since December 1998 and is on the Compensation
                  Committee of the Board. Mr. Haselton served as a director of Quaker State Corporation from 1995 to 1998. Mr. Haselton is 60 years of age and lives in Vero Beach, Florida.

                  BERDON LAWRENCE has been President of Hollywood Marine, Inc.,
    [PHOTO] a Gulf Coast operator of tank barges and tow boats handling petrochemical and petroleum products, for more than the past five years. He has served as a director of the Company since
                  December 1998 and is on the Executive Committee of the Board.
                  Mr. Lawrence served as a director of Pennzoil Company from 1990 to 1998. Mr. Lawrence is 56 years of age and lives in Houston.

    DIRECTORS WITH TERMS EXPIRING IN 2000 AND 2001 -- The following summaries set forth information concerning the eight directors of the Company whose present terms of office will continue until 2000 or 2001, including each director's age, position with the Company, if any, and business experience during the past five years.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------
                  HOWARD H. BAKER, JR. has been a partner with the law firm of
    [PHOTO]       Baker, Donelson, Bearman & Caldwell since 1988. From 1987 to
                  1988, he was Chief of Staff to the President of the United
                  States. Mr. Baker also served three terms as a member of the
                  United States Senate and was Senate Majority Leader from 1981 to 1985 and Minority Leader from 1977 to 1981. He has served as a director of the Company since December 1998 and is a
                  member of the Executive Committee of the Board. He served as a director of Pennzoil Company from 1991 to 1998. Mr. Baker is a regent of the Smithsonian Institution. He is 73 years of age and lives in Huntsville, Tennessee. Mr. Baker's current term as a director of the Company expires in 2000.

                  W. L. LYONS BROWN, JR. served as Chairman of the Board of
    [PHOTO] Brown-Forman Corporation, a producer and marketer of diversified consumer products, until his retirement in 1995.
                  He was also Chief Executive Officer of Brown-Forman Corpo-ration from 1975 until 1993. He has served as a director of the Company since December 1998 and is a member of the Audit
                  Committee of the Board. He served as a director of Pennzoil
                  Company from 1991 to 1998. Mr. Brown is also a director of Westvaco Corporation and an advisory director of Bessemer
                  Holdings. He is 62 years of age and lives in Prospect, Kentucky. Mr. Brown's current term as a director of the Company expires in 2001.

                  ERNEST H. COCKRELL has been engaged for more than the past
    [PHOTO] five years in oil and gas exploration and production. He has served as a director of the Company since December 1998 and is Chairman of the Compensation Committee and a member of the Audit Committee of the Board. He served as a director of Pennzoil Company from 1978 to 1998. Mr. Cockrell is also a director of Denali Incorporated, Southwest Bancorporation of
                  Texas, Inc. and Southwest Bank of Texas. He is 53 years of age and lives in Houston. Mr. Cockrell's current term as a director of the Company expires in 2001.

                  L. DAVID MYATT has been President of LDM Investments, L.L.C.,
    [PHOTO] an investment management company, since 1996. From 1994 to 1995, he was Chief Executive Officer of Quaker State's Motor
                  Oil Division. Mr. Myatt was President of two lubricant companies, Specialty Oil Company, Inc. and Westland Oil
                  Company, Inc., from 1977 to 1994. These companies were acquired by Quaker State in 1994. He has served as a director of the Company since December 1998 and is a member of the Executive Committee of the Board. He served as Vice Chairman and a director of Quaker State Corporation from 1994 to 1998.
                  He is 53 years of age and lives in Shreveport, Louisiana. Mr.
                  Myatt's current term as a director of the Company expires in 2001.

                                NAME, AGE AND BUSINESS EXPERIENCE
                  --------------------------------------------------------------
                  JAMES L. PATE was named Chairman of the Board and Chief
    [PHOTO]       Executive Officer of the Company in December 1998. He has
                  served as Chairman of the Board of PennzEnergy Company
                  (formerly Pennzoil Company) since 1994, was Chief Executive
                  Officer from 1990 to 1998 and was President from 1990 until
                  1997. Mr. Pate has served as a director of the Company since
                  December 1998 and is Chairman of the Executive Committee of
                  the Board. He has served as a director of PennzEnergy Company since 1989 and is also a director of Bowater Incorporated. He is 63 years of age and lives in Houston. Mr. Pate's current term as a director of the Company expires in 2000.

                  JAMES J. POSTL was named President and Chief Operating Officer
    [PHOTO] of the Company in December 1998. He served as President of Pennzoil Products Company from October 1998 to December 1998,
                  President of Nabisco Biscuit Company from 1995 to early 1998 and President of Nabisco International from 1994 to 1995.
                  Prior to that time, he held various management positions with PepsiCo, Inc. and Procter & Gamble Company. Mr. Postl has served as a director of the Company since December 1998 and is a member of the Executive Committee of the Board. He is 53 years of age and lives in Houston. Mr. Postl's current term as a director of the Company expires in 2001.

                  GERALD B. SMITH has been Chairman and Chief Executive Officer
    [PHOTO] of Smith, Graham & Co. Asset Managers L.P., a fixed income investment management firm, for more than the past five years.
                  He has served as a director of the Company since December 1998 and is a member of the Executive Committee of the Board. Mr.
                  Smith served as a director of Pennzoil Company from 1997 to 1998. He is a member of the management board of Rorento N.V.
                  and a member of the Audit Committee of Northern Borders
                  Partners, L.P. He is 48 years of age and lives in Houston. His current term as a director of the Company expires in 2000.

                  LORNE R. WAXLAX served as Executive Vice President of the
    [PHOTO] Gillette Company until his retirement in 1993. Mr. Waxlax is a director of BJ's Wholesale Club, Inc., Clean Harbors, Inc.,
                  HomeBase, Inc., Hon Industries, Inc. and The Iams Company. He has served as a director of the Company since December 1998 and is Chairman of the Audit Committee of the Board. He served as a director of Quaker State Corporation from 1995 to 1998.
                  Mr. Waxlax is 65 years of age and lives in Vero Beach, Florida. His current term as a director of the Company expires in 2000.

    BOARD ORGANIZATION AND MEETINGS -- The members of the Audit Committee and the Compensation Committee of the Board of Directors, all of whom are identified in the above summaries, are not employees of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and results of procedures for internal auditing of the Company and the adequacy of the Company's system of internal accounting controls. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options and conditional stock units under the Company's stock option plans and conditional stock award programs. The Board does not have a standing nominating committee.

    The Board of Directors of the Company was constituted in its current form on December 30, 1998. The Audit and Compensation Committees were also formed on December 30, 1998. During 1998, the Board of Directors of the Company met or acted by consent in lieu of a meeting on 13 occasions. During 1998, all members of the Board of Directors attended at least 75% of the total of all Board meetings.

    DIRECTOR REMUNERATION -- Each director, other than a regularly employed officer of the Company, receives a director's fee of $30,000 per annum for service on the Board of Directors and a committee fee of $2,000 per committee per annum for service on the Audit, Executive and Compensation Committees. Each such director also receives an additional fee of $1,000 for each Board, Executive Committee or other committee meeting attended. All directors are reimbursed for their travel and other expenses involved in attendance at Board and committee meetings.

    CERTAIN TRANSACTIONS -- M & O Properties, LP, a limited partnership of which Mr. Myatt owns 70%, leases warehouse space located in Wichita Falls, Texas to a subsidiary of the Company. The lease runs until May 31, 2006 with the subsidiary of the Company paying the insurance and property taxes on the property. The rent paid during 1998 amounted to $103,500. The Company believes that the rates negotiated under this lease are competitive. Double M Properties, a partnership of which Mr. Myatt owns 50%, also leases warehouse and office space to a subsidiary of the Company at various locations in Louisiana, Mississippi and Arkansas. The rent paid during 1998 amounted to $317,100. The subsidiary of the Company also paid property taxes on the leased property. The Double M Properties leases expire in 2004. The Company believes that the rates negotiated under these leases are competitive.

    SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS -- The following table sets forth the shares of Common Stock of the Company beneficially owned directly or indirectly as of March 19, 1999 (i) by the Company's nominees for director, other directors, chief executive officer and five other most highly compensated executive officers and (ii) by all the foregoing and other current executive officers of the Company as a group.

                                                                                 AMOUNT AND NATURE OF
                                                                                 BENEFICIAL OWNERSHIP
                                                                                          (1)
                                                                                 ---------------------    PERCENTAGE
                                     NAME                                          DIRECT      OTHER       OF CLASS
-------------------------------------------------------------------------------  ----------  ---------  ---------------
David P. Alderson II...........................................................      95,658     --             *
Howard H. Baker, Jr............................................................       5,000     --             *
Clyde W. Beahm.................................................................      69,815     --             *
W. L. Lyons Brown, Jr..........................................................       6,500      3,321         *
Ernest H. Cockrell.............................................................     409,066     10,000         *
Alfonso Fanjul.................................................................         200     30,500         *
C. Frederick Fetterolf.........................................................       7,919     --             *
Forrest R. Haselton............................................................       6,189     --             *
Berdon Lawrence................................................................      15,000     --             *
L. David Myatt.................................................................   1,144,581     --               1.5%
James L. Pate..................................................................     450,857     --             *
James J. Postl.................................................................      10,000     --             *
William M. Robb................................................................      83,538     --             *
James W. Shaddix...............................................................     102,748     --             *
Gerald B. Smith................................................................       2,000     --             *
Lorne R. Waxlax................................................................      27,865     --             *
All the above and all other current executive
 officers as a group (19 persons)..............................................   2,510,724     43,821           3.3%

------------

(1) Pursuant to regulations of the Securities and Exchange Commission (the "SEC"), securities must be listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or dispose of the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Shares of Common Stock listed under the "Direct" column include those owned by the individuals and members of their immediate families, or held by any of them in family trusts. Securities owned by certain family members are included in the foregoing table even where the possession or sharing of voting or dispositive power is not acknowledged. The "Direct" column also includes shares subject to stock options exercisable within 60 days (80,800 for Mr. Alderson, 61,765 for Mr. Beahm, 389,700 for Mr. Pate, 71,720 for Mr. Robb, 82,390 for Mr. Shaddix, and 747,264 for all the above and all other current executive officers as a group). Shares shown under the "Other" column include ownership through corporations or subsidiaries of corporations in which the named individual is controlling shareholder or charitable foundations in which the named individual is an officer, director or trustee.

*   Less than 1%.

    COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT -- Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1998 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

    EXECUTIVE COMPENSATION -- Set forth below is information regarding the compensation of the Company's Chief Executive Officer (the "CEO") and the other five most highly compensated executive officers of the Company (together with the CEO, the "named officers"). Until December 30, 1998, the named officers were all officers of Pennzoil Company, the Company's former parent company, except for Mr. Postl. All compensation set forth below was paid by Pennzoil Company. The named officers have held their current positions with the Company since December 30, 1998, when the Common Stock of the Company was distributed to shareholders of Pennzoil Company (the "Spin-Off").

    SUMMARY COMPENSATION TABLE. The summary compensation table set forth below contains information regarding the compensation of each of the named officers for services rendered in all capacities during 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                 -----------------------------------
                                                                                         AWARDS
                                                    ANNUAL COMPENSATION          -----------------------
                                             ----------------------------------              SECURITIES
                                                                       OTHER                 UNDERLYING                  ALL
                                                                       ANNUAL    RESTRICTED   OPTIONS/     PAYOUTS      OTHER
                                                                      COMPEN-      STOCK        SARS      ----------   COMPEN-
            NAME AND                                                   SATION      AWARDS     (SHARES)       LTIP       SATION
       PRINCIPAL POSITION           YEAR       SALARY      BONUS        (1)         (2)          (3)       PAYOUTS       (4)
--------------------------------  ---------  ----------  ----------  ----------  ----------  -----------  ----------  ----------
James L. Pate                          1998  $  807,200  $        0  $  157,700  $  409,200      26,500   $        0  $  130,600
 Chairman of the Board and             1997     761,200     757,300     183,000     358,800      30,000      368,100      98,900
 Chief Executive Officer               1996     708,500     739,500     190,900     401,400     100,000            0      52,900

David P. Alderson II                   1998  $  300,700  $        0  $   83,100  $   80,800       5,200   $        0  $   45,200
 Group Vice President,                 1997     284,600     315,600      61,200      62,200       5,200       78,000      31,000
 Chief Financial Officer and           1996     265,000     200,000      61,600      80,300      18,500            0      19,000
 Treasurer

Clyde W. Beahm                         1998  $  283,200  $        0  $   66,100  $   66,800       4,500   $        0  $   34,400
 Executive Vice President--            1997     263,800     172,900      61,200      56,500       4,300       72,900      24,600
 Lubricants and Consumer               1996     234,600     125,000      62,200      73,900      18,300            0      16,300
 Products

James J. Postl                         1998  $   96,200  $  296,800  $        0  $        0           0   $        0  $      700
 President and Chief                   1997      --          --          --          --          --           --          --
 Operating Officer                     1996      --          --          --          --          --           --          --

William M. Robb                        1998  $  284,700  $        0  $   67,600  $   66,800       4,000   $        0  $   34,200
 Group Vice President--                1997     273,500     159,500      62,600      56,500       4,000       74,600      25,000
 Base Oil and Specialty Products       1996     264,200     115,000      61,600      71,800      15,000            0      18,800

James W. Shaddix                       1998  $  300,700  $        0  $   95,900  $   80,800       5,200   $        0  $   45,300
 General Counsel                       1997     284,600     315,600      61,200      62,200       5,200       78,000      31,100
                                       1996     266,400     200,000      61,600      80,300      18,500            0      19,100

------------

(1) Amounts shown for 1998 include aircraft usage costs of $69,800 for Mr. Pate; a perquisite allowance of $59,400 for Messrs. Pate, Alderson and Shaddix and $42,400 for Mr. Beahm and Mr. Robb; and excess medical coverage of $23,700 for Messrs. Pate, Alderson, Beahm and Shaddix and $25,200 for Mr. Robb. Amounts shown for 1997 include aircraft usage costs of $98,900 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate and $42,400 for Messrs. Alderson, Beahm, Robb and Shaddix; and excess medical coverage of $18,800 for Messrs. Pate, Alderson, Beahm and Shaddix and $20,200 for Mr. Robb. Amounts shown for 1996 include aircraft usage charges of $108,800 for Mr. Pate; a perquisite allowance of $59,400 for Mr. Pate and $42,400 for Messrs. Alderson, Beahm, Robb and Shaddix; and excess medical coverage of $19,200 for Messrs. Pate, Alderson, Robb and Shaddix and $19,800 for Mr. Beahm.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) Amounts shown under Restricted Stock Awards are the aggregate market values on January 1 of the year indicated of shares of Common Stock underlying common stock units awarded on such date under the Company's Conditional Stock Award Programs. Each common stock unit became vested as a result of the Spin-Off and will be distributed in the form of a share of Common Stock at the end of the original five-year vesting period. In the interim, participants receive dividend equivalents on their common stock units as though they were shares of Common Stock.

(3) All options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(4) Amounts shown under All Other Compensation include (i) amounts contributed or accrued for 1998 under the Company's Savings and Investment Plan and related supplemental agreements ($126,000 for Mr. Pate, $43,500 for Mr. Alderson, $32,800 for Mr. Beahm, $32,600 for Mr. Robb and $43,600 for Mr. Shaddix) and (ii) amounts paid by the Company in 1998 for certain premiums on term life insurance ($4,600 for Mr. Pate, $700 for Mr. Postl, $1,700 for Mr. Alderson, $1,600 for Mr. Beahm, $1,600 for Mr. Robb and $1,700 for Mr. Shaddix.)

    OPTION/SAR GRANTS. Shown below is further information on grants of stock options during 1998 to the named officers reflected in the Summary Compensation Table on pages 8-9.

                           OPTION/SAR GRANTS IN 1998

                                                                   INDIVIDUAL GRANTS
                                                -------------------------------------------------------
                                                  NUMBER OF
                                                 SECURITIES      PERCENT OF
                                                 UNDERLYING         TOTAL
                                                OPTIONS/SARS    OPTIONS/SARS
                                                 GRANTED IN      GRANTED TO      EXERCISE
                                                    1998          EMPLOYEES     PRICE (PER  EXPIRATION   GRANT DATE
                                                (SHARES) (1)       IN 1998      SHARE) (2)     DATE       VALUE (3)
                                                -------------  ---------------  ----------  -----------  -----------
James L. Pate.................................       26,500            3.6%     $  31.4374    3/31/2008   $ 354,700
David P. Alderson, II.........................        5,200            0.7%     $  31.4374    3/31/2008   $  69,600
Clyde W. Beahm................................        4,500            0.6%     $  31.4374    3/31/2008   $  60,200
James J. Postl................................       --              --             --          --           --
William M. Robb...............................        4,000            0.5%     $  31.4374    3/31/2008   $  53,500
James W. Shaddix..............................        5,200            0.7%     $  31.4374    3/31/2008   $  69,600

------------

(1) The named officers were granted the above number of options to acquire common stock of Pennzoil Company on March 31, 1998. On December 30, 1998, in connection with the Spin-Off, the named officers received the same number of options to acquire Common Stock of the Company. All such options were granted in tandem with stock appreciation rights, but there is currently in effect a moratorium on the exercise of any such stock appreciation rights.

(2) After the Spin-Off, the original option exercise price ($64.6563) was allocated between the options to purchase common stock of Pennzoil Company and the options to purchase the Company's Common Stock based on a three-day average of trading prices of Pennzoil Company common stock and the Company's Common Stock immediately after the Spin-Off. As a result of this allocation, the option exercise price in the table above for the Company's Common Stock awarded on March 31, 1998 is 48.6224% of the original option exercise price for the options to purchase common stock of Pennzoil Company.

(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, that may be realized will depend on the excess of the underlying stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on the following assumptions: expected volatility based on a three-year historical volatility of month-end Common Stock prices (28.9%), a risk-free rate of return based on a 10-year zero-coupon U.S. Treasury rate at the time of grant (5.8%), the prior dividend rate on the Common Stock ($1 per year), an option exercise period of 10 years (with the exercise occurring at the end of such period) and no adjustment for the risk of forfeiture over the three-year vesting period.

    OPTION EXERCISES AND 1998 YEAR-END OPTION/SAR HOLDINGS. Shown below is information with respect to unexercised options to purchase Common Stock granted in 1998 and prior years to the named officers and held by them at December 31, 1998. None of the named officers exercised options or tandem stock appreciation rights in 1998.

                       YEAR-END 1998 OPTION/SAR HOLDINGS

                                                       NUMBER OF SECURITIES UNDERLYING
                                                                                                   VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS HELD AT            "IN-THE-MONEY" OPTIONS AT
                                                              DECEMBER 31, 1998                   DECEMBER 31, 1998 (1)
                                                      ----------------------------------  --------------------------------------
                                                      EXERCISABLE    UNEXERCISABLE (2)      EXERCISABLE      UNEXERCISABLE (2)
                                                      -----------  ---------------------  ---------------  ---------------------
James L. Pate.......................................     389,700             0                   0                   0
David P. Alderson II................................      80,800             0                   0                   0
Clyde W. Beahm......................................      61,765             0                   0                   0
James J. Postl......................................      --                --                  --                  --
William M. Robb.....................................      71,720             0                   0                   0
James W. Shaddix....................................      82,390             0                   0                   0

------------

(1) The excess, if any, of the market value of Common Stock at December 31, 1998 ($14.75) over the option exercise price.

(2) All of these options become immediately exercisable upon a change in control of the Company.

    RETIREMENT PLAN AND SUPPLEMENTAL AGREEMENTS. The Company has a tax-qualified retirement plan applicable to salaried employees generally. The retirement plan generally provides for annual retirement benefits approximating between 1.1% and 1.6% of a calculated career average compensation multiplied by the number of years of service. For purposes of the retirement plan, career average compensation approximates the lesser of an employee's final five-year average compensation and his 1997 annual compensation. The annual benefits under the retirement plan are net of certain offsets based on social security benefits and reflect limitations mandated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on the maximum amounts payable. The Company has agreements with Messrs. Pate, Alderson, Beahm, Postl, Robb and Shaddix to supplement their benefits under the tax-qualified retirement plan if and to the extent the aforesaid limitations on annual benefits and compensation mandated by ERISA reduce the retirement benefits otherwise payable under such plan. The Company also has a deferred compensation agreement with Mr. Pate designed to bring his total annual retirement benefits from all sources, including social security and benefits from prior employers, to 57% of his annual salary at retirement. In addition, the deferred compensation agreement provides for continuation of medical expense reimbursement plan coverage for the participant, his spouse and dependents. Benefits under Mr. Pate's deferred compensation agreement will commence upon termination of employment for any reason. Based on salaries as of December 31, 1998, estimated annual benefits payable upon retirement at normal retirement age (65) from all sources would be $468,300 for Mr. Pate, $196,300 for Mr. Alderson, $75,400 for Mr. Beahm, $95,400 for Mr. Postl, $124,500 for Mr. Robb and $186,700 for Mr. Shaddix.

    TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. The Company maintains an Executive Severance Plan for selected employees providing for severance benefits upon a termination of employment for reasons other than cause within two years after a change in control of the Company. Benefits are payable only if each of the following events occur: (a) a change in control of the Company, (b) a designation by the Board of Directors and the Compensation Committee that the employee is likely to be adversely affected by the change in control and (c) a subsequent termination of employment within two years for reasons other than cause. Benefits are prorated if the employee is within three years of normal retirement age (65) at termination of employment. Participants in the plan include Messrs. Pate, Alderson, Beahm, Postl, Robb and Shaddix. Such severance benefits generally include a payment of up to three times a participant's annual salary and incentive bonus and continuation of life insurance and medical coverage for one year following termination of employment.

    Many of the Company's executive compensation programs were established before provisions of the Internal Revenue Code of 1986, as amended (the "Code"), imposed punitive taxes upon, in some cases, virtually all of the payments or benefits that retiring or departing executive officers receive from the Company. If the Company's executive compensation arrangements were settled upon a change in control of the Company, such punitive excise taxes would be imposed in every case. The Company has designed its programs with a view to providing these payments and benefits taking into account prevailing tax rates, and the imposition of substantial unanticipated taxes upon the employees is inconsistent with that planning.

    To prevent benefits provided to the Company's executive officers under its various compensation arrangements from being unfairly reduced by reason of excise taxes imposed on such benefits under the Code, the Company has entered into Tax Protection Agreements with all of its executive officers. Such Tax Protection Agreements provide that, if there is a change in control of the Company and if any payment or distribution to or for the benefit of an eligible executive employee would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by such employee with respect to such excise tax, such employee will be entitled to receive an additional payment that, taking into account all taxes imposed in the payment, would place the employee in the same position with respect to taxes on the Company's compensation or benefits had such excise taxes not been imposed.

    The Company also has agreements with Messrs. Pate, Alderson, Beahm, Postl, Robb and Shaddix that provide for the acceleration of benefits in the event of the occurrence, as determined by the Board of Directors, of a change in control of the Company that has a reasonable likelihood of causing the forfeiture of benefits that such persons otherwise would have earned by depriving them of the opportunity to fulfill applicable service and age prerequisites. The agreements provide that the covered persons will receive, in the event of such a change in control but without regard to any termination of employment, cash payments equal to the appreciated value of all unvested, nonqualified stock options. The agreements also provide, in the event of termination of employment of a covered employee within six months following such a change in control, (a) for cash payments generally equal to the unvested amounts under the Company's Savings and Investment Plan (as well as the agreements providing for reimbursement of benefits that would be payable under such Plan except for limitations imposed by ERISA) forfeitable on the date of termination of employment, (b) for continuation of life insurance and, in certain instances, medical expense coverage for one year, (c) for cash payments equal to the discounted value of benefits otherwise payable under the deferred compensation agreements referred to above under "--Retirement Plan and Supplemental Agreements," based on an assumed continuation of employment until age 65 and actuarially determined life expectancies, (d) in certain instances, for cash payments in settlement of long-term medical benefits otherwise payable and (e) for cash payments equal to the discounted value of benefits otherwise payable under a supplemental disability plan and a salary continuation plan. Other agreements provide for certain executive officers that, upon any termination of employment (other than termination for cause or voluntary termination prior to a change in control), the executive officer will receive (i) in certain instances, continued executive medical coverage to age 55 without any increase in cost, and thereafter retiree medical coverage at no greater cost than currently applicable to retirees with more than 20 years of service and (ii) supplemental retirement benefits payable at age 55 equal to the benefit such executive officer would have earned had current cash compensation continued to age 55. Deferred compensation agreements and certain supplemental benefit agreements under which payments are currently being made have been supplemented by the Company to provide, upon a change in control of the Company, for the cash-out of retirement, spousal and medical benefits. In addition, the Company's conditional stock award programs provide for acceleration of benefits upon a change in control. Furthermore, benefits under the Company's Long-Term Incentive Plans will be paid out immediately as if such plans had reached the end of their terms and the target goals had been achieved. The dollar amounts that would be payable under the agreements and plan described in this and the preceding paragraph and the other plans providing payments triggered by a change in control, exclusive of amounts attributable to benefits already vested, would be (as of December 31, 1998) $3,649,100 for Mr. Pate, $1,433,600 for Mr. Alderson, $1,251,600 for Mr. Beahm, $2,500,000 for Mr.
Postl, $1,139,700 for Mr. Robb and $1,433,600 for Mr. Shaddix. In addition, a change in control would result in the accelerated payment of benefits already earned and vested over a period of years in the amounts of $4,303,600 for Mr. Pate, $469,000 for Mr. Alderson, $395,900 for Mr. Beahm, $287,400 for Mr. Robb and $461,300 for Mr. Shaddix.

    EMPLOYMENT AGREEMENT WITH MR. POSTL. The Company has entered into an employment agreement with Mr. Postl that establishes his base salary and provides for his participation in the Company's annual performance incentive plan, tax-qualified retirement and savings plans and other executive benefit programs and practices generally applicable to the Company's executives. The employment agreement provides for certain benefits in the event of termination of Mr. Postl's employment with the Company prior to the end of the employment period.

    OTHER MATTERS. In 1998, the Board of Directors formally adopted and confirmed a policy relating to the use of Company facilities. In certain circumstances, the policy requires use by officers of Company facilities in order to increase the time available for performance of Company business and for reasons of security and other corporate purposes. Under applicable federal income tax regulations, the Company imputes income to employees of the Company for federal income tax purposes with respect to their use of Company facilities when and to the extent required by the regulations. When the policies and procedures adopted by the Board have been duly observed, it is contemplated that the Company protect employees against liability for any tax, including penalties and interest, asserted by the Internal Revenue Service in an amount exceeding the tax on the amount of income imputed by the Company as described above. To date, no amounts have been paid or requested to reimburse employees for such a tax.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION -- The members of the Compensation Committee of the Board are Messrs. Cockrell, Fanjul and Haselton, all of whom are non-employee directors.

    REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION --

    OVERVIEW. The Company was a wholly owned subsidiary of Pennzoil Company until December 30, 1998. As such, all actions taken with respect to 1998 compensation were taken by the Compensation Committee of the Board of Directors of Pennzoil Company. The current members of the Compensation Committee of the Company have served on the Committee since December 30, 1998.

    1998 COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. To this end, the Company's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business unit and individual performance.

    Base salary, annual incentives, long-term incentives and executive benefits are the elements of compensation provided to the Company's executives. The Compensation Committee's philosophy is to place more emphasis on variable performance-based incentive pay and less emphasis on base salary because the primary compensation program objective is to reward executives for maximizing long-term returns to shareholders.

    BASE SALARY PROGRAM. Pennzoil Company's base salary program was based on a philosophy of providing salaries that are equivalent with the market median for companies of comparable size (as measured by revenues). In aggregate, Pennzoil Company's executive salaries were, and the Company's executive salaries will be, consistent with this philosophy. Base salary levels were and will be also based on each individual employee's performance over time and each individual's role. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities are paid correspondingly higher salaries. Executive salaries will be reviewed annually based on a variety of factors, including individual performance, company performance, general levels of market salary increases and the Company's overall financial results. Individual performance assessment is subjective; the Compensation Committee will consider earnings levels, progress in implementing strategic initiatives and effectiveness in business development efforts in establishing base salary increases for executives. No specific performance formula or weighting of these or other factors has been used in determining base salary levels. For the period January 1 to December 30, Mr. Pate's salary as CEO of Pennzoil Company was increased from $775,000 to $821,500 based on median market salaries for comparable companies and on the performance indicators described above as determined by the Compensation Committee of Pennzoil Company.

    ANNUAL INCENTIVE PLAN. Pennzoil Company's annual incentive plan was intended to (1) reward key employees based on company, business unit and individual performance, (2) motivate key employees and (3) provide appropriate cash compensation opportunities to plan participants. Under the plan, target award opportunities, which are based at the market 55th percentile, vary by individual position and are expressed as a percent of base salary. The amount that a particular executive may earn is directly dependent on the individual's position, responsibility and ability to impact the Company's financial success.

    For 1998, the annual incentive plan was structured so that Pennzoil Company had to achieve a minimum level of net income in order for incentives to be paid under the plan. Because this performance threshold was not achieved in 1998, no annual incentive awards were paid to corporate officers under this plan. No annual incentive was paid to Mr. Pate because the net income threshold was not achieved.

    LONG-TERM INCENTIVE PLANS. Pennzoil Company had, and the Company has, several types of long-term incentive awards intended to achieve various objectives. Stock options are the primary long-term incentive award to be used by the Company and are granted at 100% of fair market value at the date of grant. Stock options are intended to award executives for appreciation in the market value of the Company's Common Stock. Conditional stock grants are also used and are made to increase executive share ownership levels and reward executives for maintaining and enhancing the Company's total shareholder return.

    In March 1998, the Mr. Pate received stock options for 26,500 shares of common stock and 6,125 shares of conditional stock of Pennzoil Company. Mr. Pate did not earn a payment under the Pennzoil Company's long-term performance plan because threshold performance was not achieved. The total value of the stock option and conditional stock awards provided to Mr. Pate in March 1998 by Pennzoil Company placed Mr. Pate's total long-term incentives below the market 50th percentile.

    OTHER PLANS AND BENEFITS. The Company's executive officers participate in several other compensation plans and benefit programs. These programs provide benefits generally related to salary levels and length of service (as in the case of retirement plan benefits, savings plan benefits, disability benefits and death benefit coverage) or are independent of salary levels (such as the perquisite allowances and medical coverage). There is no specific performance-based relationship between benefits under these plans and corporate performance (except that savings plan contributions are invested in Common Stock).

    SECTION 162(M). The Company's incentive plans provide for stock option grants, annual incentive plan awards and long-term performance plan awards, each of which can be qualified as performance-based compensation under Section 162(m) of the Code. Whether one or more awards made under these incentive plans are qualified as performance-based components is in the discretion of the Company and the Compensation Committee. Currently, some of the awards under the incentive plans are not qualified under Section 162(m), and the Compensation Committee may determine to grant awards in the future that are not so qualified.

    This report is furnished by the Compensation Committee of the Board of Directors.

                                          Ernest H. Cockrell, Chair
                                          Alfonso Fanjul
                                          Forrest R. Haselton

March 10, 1999

    PERFORMANCE GRAPH -- The Common Stock of the Company began trading "regular way" on the New York Stock Exchange on December 31, 1998. The closing sales price for the Common Stock on December 31, 1998 was $14.75.

II.  APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 1999. This firm acted as independent public accountants to Pennzoil Company for many years.

    Representatives of Arthur Andersen LLP will attend the annual meeting, will respond to questions by shareholders and will be able to make a statement regarding the Company's financial statements.

    The Board of Directors recommends that shareholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

III.  OTHER BUSINESS

    Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the persons named in the accompanying proxy will vote pursuant to the discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

    SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS -- The following table sets forth information as to persons known to possess voting or dispositive power over more than 5% of the Company's outstanding Common Stock.

    TITLE OF                NAME AND ADDRESS OF            NUMBER OF   PERCENTAGE
      CLASS                   BENEFICIAL OWNER               SHARES     OF CLASS
-----------------  --------------------------------------  ----------  -----------
Common Stock       Capital Research and                     8,068,580       10.4%
                     Management Company
                       333 South Hope Street
                       Los Angeles, California 90071

    The information in the foregoing table regarding Capital Research and Management Company ("Capital Research") is based on a filing made with the SEC reflecting ownership of Common Stock as of February 28, 1999. The filing states that the shares of Common Stock were acquired in the ordinary course of business and not for the purpose of influencing control of the Company. The filing indicates sole dispositive power for 8,068,580 shares of Common Stock by Capital Research.

    SHAREHOLDER PROPOSALS FOR 2000 MEETING -- In order to be included in the Company's proxy materials for its 2000 annual meeting of shareholders, eligible shareholder proposals must be received by the Company on or before November 30, 1999 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).

    ADVANCE WRITTEN NOTICE REQUIRED FOR SHAREHOLDER NOMINATIONS AND PROPOSALS -- The By-laws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement). The advance written notice must set forth for each person whom the shareholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person, (d) any other information relating to such person that would be required to be disclosed in connection with the solicitation of proxies under the Exchange Act and (e) the written consent of such person to having his or her name placed in nomination at the meeting and to serve as a director if elected. The shareholder giving the notice must also include the name and address, as they appear on the Company's books, of such shareholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such shareholder.

    In the case of other proposals by shareholders at an annual meeting, the By-laws require that not less than 90 days' nor more than 120 days' advance written notice be delivered to the Company's Corporate Secretary (at the address indicated on the first page of this Proxy Statement) and set forth (a) a description of each proposal intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business (c) the number of shares of each class of capital stock of the Company that are beneficially owned by the shareholder on the date of such notice and (d) any arrangement, understanding or material interest of the shareholder in connection with such proposal.

    In order for shareholder nominations of director candidates or other shareholder proposals for the Company's 2000 annual meeting of shareholders to be timely submitted, they must be received by the Company on or after January 7, 2000 and on or before February 6, 2000. A copy of the By-laws of the Company setting forth the requirements for the nomination by shareholders of candidates for the Board of Directors and the requirements for proposals by shareholders may be obtained from the Company's Corporate Secretary at the address indicated on the first page of this Proxy Statement.

                                          By Order of the Board of Directors

                                          James L. Pate
                                          CHAIRMAN OF THE BOARD

March 31, 1999

                            PENNZOIL-QUAKER STATE
                                 C O M P A N Y

                                                                    PROXY

               Proxy Solicited on Behalf of the Board of Directors

         Annual Meeting of Shareholders to be held Thursday, May 6, 1999


The undersigned hereby appoints David P. Alderson II, Linda F. Condit and Michael J. Maratea, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock which the undersigned is entitled to vote at the 1999 annual meeting of shareholders of Pennzoil-Quaker State Company, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE (ITEM 1), FOR APPROVAL OF AUDITORS (ITEM 2), AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

               CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE


                  TRIANGLE   FOLD AND DETACH HERE   TRIANGLE


                            PENNZOIL-QUAKER STATE
                                 C O M P A N Y


                     1999 Annual Meeting of Shareholders
                                  May 6, 1999

                             The Crystal Ballroom
                                    The Rice
                               909 Texas Avenue
                             Houston, Texas 77002

           Registration and seating of shareholders begins at 10:40 a.m.
                          Meeting begins at 11:00 a.m.
          Cameras and recording devices will not be allowed in the meeting.

                                                             Please mark
                                                             your votes as     X
                                                             indicated in
                                                             this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2
--------------------------------------------------------------
To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (No additional vote necessary.)
--------------------------------------------------------------

1. ELECTION OF DIRECTORS: Nominees are 01 Alfonso Fanjul,
   02 Forrest R. Haselton and 03 Berdon Lawrence. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

     FOR all nominees (except as                  WITHHOLD authority to vote
     marked to the contrary above)                for all nominees

                                                  FOR     AGAINST     ABSTAIN
2. APPROVAL OF AUDITORS: To approve Arthur
   Andersen LLP as independent public accounts.   / /       / /         / /

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE
         --------------------------------------------------
TITLE                             Date               , 1999
     -----------------------------    ---------------
SIGNATURE
         --------------------------------------------------
TITLE                             Date               , 1999
     -----------------------------    ---------------



                  TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

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                      QUICK  * * *  EASY  * * *  IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

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OPTION #1: To vote as the Board of Directors recommends on ALL proposals, press 1.
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              When asked, please confirm your vote by pressing 1.

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OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
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Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

              When asked, please confirm your vote by pressing 1.

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       PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.
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                                                              CONTROL NUMBER
CALL  * *  TOLL FREE  * *  ON A TOUCH-TONE TELEPHONE       FOR TELEPHONE VOTING
            1-888-215-8323 - ANYTIME
     There is NO CHARGE to you for this call.